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                                                                   EXHIBIT 10.11

                                 SHOPSMITH, INC.

                         2000 DIRECTOR STOCK OPTION PLAN

         1. PURPOSE. The purpose of the Plan is to promote the interests of the shareholders of the Company by increasing the identity of interests between nonemployee directors of the Company and the shareholders of the Company.

         2.  DEFINITIONS.  For purposes of the Plan:

                  "ACQUISITION TRANSACTION" means (1) any sale or disposition of a majority of the assets of the Company, (2) any merger or consolidation to which the Company is a party and in which either the Company is not the surviving corporation or the Shares are reclassified or recapitalized, (3) any sale or other disposition, in a single transaction or a series or related transactions, of 51% or more of the outstanding Shares of the Company, or (4) the liquidation of the Company.

                  "AGREEMENT" means a written agreement between the Company and a Nonemployee Director evidencing the grant of an Option and setting forth the terms and conditions of the Option.

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means Shopsmith, Inc., an Ohio corporation.

                  "FAIR MARKET VALUE" means the market price of a Share as determined on the basis of market quotations on the date the value of a Share is to be established, or, if no quotations are reported for such date, on the next preceding date for which quotations are reported.

                  "NONEMPLOYEE DIRECTOR" means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

                  "OPTION" means a right to purchase Shares granted under the Plan. Options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Code.

                  "PLAN" means this 2000 Director Stock Option Plan, as amended from time to time.


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                  "QUALIFIED DOMESTIC RELATIONS ORDER" means a qualified
         domestic relations order as defined in Section 414(p)(1)(B) of the Code that satisfies the conditions of Section 414(p)(1)(A) of the Code.

                  "SHARES" means the Common Shares, without par value, of the Company (including any new, additional or different shares or securities resulting from any events described in Section 8).

         3. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power from time to time: (i) to construe and interpret the terms of the Plan and the Options including, without limitation, to correct any defect or omission or to reconcile any inconsistency in the Plan or in any Agreement and to establish, amend and revoke rules and regulations for the administration of the Plan, in the manner and to the extent the Board deems necessary or advisable to make the Plan fully effective (and all decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Company and each Nonemployee Director), and (ii) generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4. SHARES SUBJECT TO THE PLAN. (a) The maximum number of Shares that may be issued or delivered pursuant to Options granted under the Plan is 72,000, subject to adjustment as provided in Section 8. Such Shares may be authorized but unissued Shares or Shares held in treasury. The Company shall reserve, for purposes of the Plan, out of its authorized but unissued Shares or treasury Shares, or partly out of each, such number of Shares as shall be determined by the Board.

         (b) Whenever all or any portion of an outstanding Option expires, is canceled or otherwise terminates (other than by exercise), the Shares subject to the unexercised portion of the Option that has expired, been canceled or has terminated again shall be available for the grant of Options hereunder without reducing the number of Shares otherwise available under the Plan. Shares that have been surrendered to the Company to satisfy all or a portion of the purchase price of an Option thereafter shall not be available under the Plan.

         5. GRANT OF OPTIONS. Each person who is a Nonemployee Director on the effective date of the Plan shall be granted an Option to purchase 2,000 Shares. During the term of the Plan, each person who is a Nonemployee Director immediately following each Annual Meeting of Shareholders of the Company, commencing with the 2000 Annual Meeting of Shareholders, automatically shall be granted an Option to purchase 2,000 Shares, effective as of the date that such Annual Meeting of Shareholders is concluded. No Options may be granted under the Plan except as set forth in this Section 5.



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         6. TERMS OF OPTIONS. The terms and conditions of each Option granted under the Plan shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

                  (a) EXERCISE PRICE. The exercise price per Share of each Option shall be the Fair Market Value of a Share on the date the Option is granted.

                  (b) DURATION. Each Option shall have a term extending from the date of grant until the earlier of the date that is (i) the tenth anniversary of the date of grant, or (ii) the first anniversary of the date that the grantee ceases to be a director of the Company for any reason.

                  (c) EXERCISABILITY. Each Option granted under the Plan shall be fully exercisable at the time the Option is granted.

                  (d) NON-TRANSFERABILITY. No Option granted under the Plan shall be pledged, assigned, hypothecated or transferred by the Nonemployee Director other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Options may be exercised during the lifetime of a Nonemployee Director only by the Nonemployee Director or the Nonemployee Director's guardian or legal representative or the transferee under a Qualified Domestic Relations Order.

                  (e) EXERCISE OF OPTION. (i) An Option may be exercised only by a written notice delivered to the President or the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement. The exercise price for the Shares to be purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or by transferring Shares to the Company; provided, however, that payment by the transfer of already owned Shares shall only be permitted if it does not result in any charge against the income of the Company or, if so, it is otherwise approved by the Board. Any Shares transferred to the Company as payment of the exercise price of an Option shall be valued at their Fair Market Value on the date the Option is exercised. If required by the Board, the Nonemployee Director shall deliver the Agreement evidencing the Option to the President or the Secretary of the Company, who shall endorse on the Agreement a notation of such exercise and shall return such Agreement to the Nonemployee Director. No fractional Shares shall be issued upon the exercise of an Option.

                  (ii) If the Plan or any law, regulation or interpretation requires the Company to take any action regarding the Shares before the Company issues certificates for the Shares being purchased, the Company may delay delivering the certificates for the Shares for the period necessary to take such action; provided, however, that the Company shall use its reasonable best efforts to promptly take any such action. The certificate or certificates



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         representing Shares acquired upon the exercise of an Option may bear a legend restricting the transfer of such Shares to the extent required by applicable law, regulation or interpretation, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

                  (f) AMENDMENT OF OPTIONS. Subject to the terms and provisions of the Plan, the Board may amend any outstanding Option in any respect; provided, however, that (i) no such amendment shall reduce the exercise price of the Option (except to set forth an adjustment in the exercise price made pursuant to Section 8), and (ii) the consent of the holder of the Option to such amendment must be obtained if the amendment would adversely affect the rights of the holder under the Option.

         7. CANCELLATION OF OPTIONS. In the event any Acquisition Transaction is authorized or approved by either the Board or the shareholders of the Company, the Board shall have the authority in its sole discretion to cancel any Option granted under the Plan, effective upon not less than 20 days' notice. Promptly after such cancellation, the Company shall pay in cash to the holder of each canceled Option an amount equal to the excess, if any, of the aggregate Fair Market Value on the effective date of such cancellation of the Shares then subject to the Option over the aggregate Option price of such Shares.

         8. ADJUSTMENTS TO SHARES. In the event any change is made to the shares subject to the Plan or subject to any outstanding Option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number and kind of shares subject to the Plan and the number and kind of shares and price per share subject to outstanding and future Options.

         9. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall remain in effect until terminated by the Board or such earlier date as of which the maximum number of Shares that may be issued or delivered upon the exercise of Options granted under the Plan have been so issued or delivered, and no Options shall thereafter be granted under the Plan. The Board may terminate the Plan at any time and may amend the Plan from time to time. The rights and obligations of a Nonemployee Director with respect to any Option outstanding at the time of any such amendment to the Plan shall not be adversely altered or impaired by such amendment, except with the consent of such Nonemployee Director.

         10. GOVERNING LAW; APPROVALS. (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to the choice of law principles thereof.

         (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all



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applicable federal and state securities laws and the rules of any stock exchange on which the Shares may be listed.

         (c) If at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares upon the exercise of an Option, no Option shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

         11. EFFECTIVE DATE. The Plan was adopted by the Board on February 2, 2000 and is effective on such date.



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